4

                                    AGREEMENT

     This Agreement ("Agreement") is made effective this 23rd day of February, 2000, by and between, Triple S Parts, Inc. (The "Company"), 7410 SW Oleson Rd., #325, Portland, OR 97223, a Nevada corporation, presently reporting but non-trading entity and, Seville Consulting, Inc., 413 Petroleum St., Florence, CO 81226, Power Network, Inc., 118 W. Fourth St., Florence, CO 81226 and, East European Enterprises, Inc., 11140 US Highway 287, 400-267, Broomfield, CO 80020-7089, collectively known as ("Consultants"), with respect to the following:

RECITALS

     WHEREAS, Company desires to retain Consultants to assist the Company in its attempts to locate a viable, merger/acquisition candidate and possibly to provide some general business consulting services.

     NOW, THEREFORE, in consideration of the mutual promises, covenants, and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which is expressly acknowledged, Company and Consultants agree as follows:

1.  Engagement  of  Consultants.

     Consultants'  services  shall  be  as  follows:

     a. Consultants shall assist the Company in its attempts to locate a viable, merger/acquisition candidate and possibly to provide general business and financial consulting services. Said services shall not be limited in its definition nor in its scope or, by any specific time constraints or obligations. Said services shall commence on July 1, 2000.

2.  Compensation.

     Pursuant to the terms and conditions of this Agreement, Company shall compensate Consultants for services rendered herein, as follows:

     a. Seville Consulting, Inc., Power Network, Inc. and East European Enterprises, Inc. shall each receive 200,000 shares of the Company's restricted stock to be non-cancellable.

3. Term. This agreement shall have a term of 1 year from the date herein. The parties may wish to extend this agreement beyond this term and shall do so in writing 45 days prior to the end of the term. Should either party decide to terminate this agreement, it shall provide written notice to the other party 45 days prior to the intended effective termination date. Each party's obligations, financial or otherwise, shall continue beyond the notice of termination up until the date of termination.

4. Expenses. Each party shall assume responsibility for any expenses related to this agreement except that Consultants shall bear the cost of the preparation of the corporate resolution(s) authorizing this transaction and, the preparation of this agreement.

5. Official Notices: All official communications or legal notices shall be given in writing by registered or certified mail, addressed to the respective parties at the postal address or other address(es) as each party may hereafter designate in writing, or when sent by facsimile transmission, charges prepaid.

6.  Arbitration.

     a. All disputes that cannot be settled between the parties together under this Agreement, shall be settled by arbitration in accordance with the rules of the American Arbitration Association then controlling.

     b. Disputes Shall Not Affect Agreement. Disputes, differences or controversies between the parties during the term of this Agreement shall not interrupt performance of this Agreement.

     i. In the event of any such disputes, difference or controversy this agreement shall continue to be in full force, and settlements and payments shall be made in the same manner as prior to such disputes, difference or controversy, until the matter in said dispute has been finally determined between the parties.

7. Consultants's obligations under this Agreement consist solely of the services previously described. In no event shall Consultants be considered to act as an employees or agents of Company or otherwise represent or bind Company. For the purposes of this Agreement, Consultants are independent contractors. All final decisions with respect to the actions of Company, whether or not made pursuant to or in reliance on information or advice furnished by Consultants in this Agreement, shall be those of Company. Consultants' employees or agents shall under no circumstances be liable for any expense incurred or loss suffered by Company as a consequence of such action or decisions.

8.  Controlling  Laws  of  Agreement.

     a. Binding Law: This Agreement shall be subject to all valid applicable laws, rules and regulations of the State of Nevada and of the United States. In the event that this Agreement, any of its provisions, or its outlined operations are found to be inconsistent with or contrary to any such laws, rules or regulations, the latter shall control. Furthermore, if commercially practicable, this Agreement shall be considered modified accordingly and shall continue in full force and effect as so modified.

9.  Miscellaneous.

     a. Authority. The execution and performance of this Agreement have been duly authorized by all requisite corporate action. This Agreement constitutes a
valid  and  binding  obligation     of  the  parties  hereto.

     b. Amendment. This Agreement may be amended or modified only by an instrument in writing executed by the parties hereto.

     c. Waiver. No term of this Agreement shall be considered waived and no breach excused by either party unless made in writing. No consent waiver or excuse by either party, express or implied shall constitute a subsequent consent, waiver or excuse.

     d. Assignment. Nothing in this Agreement, expressed or implied, is intended to confer upon any person other than the parties and their successors, any rights or remedies under this Agreement.

     e. Headings and Captions. The headings of paragraphs are included solely for convenience. If a conflict exists between any heading and the text of this Agreement, the text shall control.

     f. Entire Agreement. This instrument and the exhibits to this instrument contain the entire agreement between the parties with respect to the transaction contemplated by the Agreement. It may be executed in any number of counterparts but the aggregate of the counterparts together constitute only one and the same instrument.

     g. Effect of Partial Invalidity. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be constructed as if it never contained any such invalid, illegal or unenforceable provisions.

     h. Attorney Fees. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorney fees, court costs, and other costs incurred in proceeding with the action from the other party. The attorney fees, court costs or other costs, may be ordered by the court in its decision of any action described in this paragraph or may be enforced in a separate action brought for determining attorney fees, court costs, or other costs. Should either party be represented by in-house counsel all parties agree that party may recover attorney fees incurred by that in-house counsel in an amount equal to that attorney's reasonable fees for similar matters, or, should that attorney not normally charge a fee, by the reasonable rate charged by attorneys with similar background in that legal community, considering all relevant factors including but not limited to the specialty or specializations, if any, of the legal subjects required.

     i. Time is of the Essence. Time is of the essence of this Agreement and of each and every provision hereof.

     j. Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transactions described herein.

     k No Third Party Beneficiary. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto and their successors, any rights or remedies under or by reason of this Agreement, unless this Agreement specifically states such intent.
10. Facsimile Counterparts. If a party signs this Agreement and transmits an electronic facsimile of the signature page to the other party, the party who receives the transmission may rely upon the electronic facsimile as a signed original of this Agreement. Further, this Agreement may be executed in counterparts.

AGREED  to  this  _23_  day  of  February,  2000.

TRIPLE  S  PARTS,  INC.


/S_______________________________
Tracie  Pollak,  President

SEVILLE  CONSULTING,  INC.


/S_______________________________
President

POWER  NETWORK,  INC.



/S________________________________
President

AGREED  to  this  _23_  day  of  February,  2000.

EAST  EUROPEAN  ENTERPRISES,  INC.



/S________________________________
Richard  Miller,  President